UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 31, 2024

Life Time Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40887	47-3481985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2902 Corporate Place
Chanhassen, Minnesota 55317
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 947-0000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	LTH	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On August 1, 2024, Life Time Group Holdings, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the second quarter ended June 30, 2024. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 2.02 of the Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2024, the Board of Directors of the Company appointed Erik Weaver to the role of Executive Vice President & Chief Financial Officer, effective August 1, 2024. Mr. Weaver had served as the Company’s Interim Chief Financial Officer since January 1, 2024. Mr. Weaver, age 46, joined the Company in 2004 and has served in increasing roles of responsibility, including as the Company’s Assistant Controller from 2016 to 2018, as Vice President and Controller from 2018 to April 2022 and as Senior Vice President and Controller, as well as principal accounting officer, since April 2022.
In connection with the appointment of Mr. Weaver as Chief Financial Officer, the Company’s Compensation Committee approved (1) an annual base salary of $500,000 effective as of August 1, 2024, (2) an annual incentive opportunity of up to $300,000 effective for 2024 with the same performance metrics as the Company’s executive officers (and that will be settled in cash or common stock, as determined by the Compensation Committee), (3) a grant of 15,000 restricted stock units that cliff vests on August 1, 2027 and will be issued pursuant to the Company’s current form of restricted stock unit agreement (the “CFO RSUs”). The Company will also enter into an employment agreement with Mr. Weaver pursuant to which, among other standard terms, in the event that Mr. Weaver’s employment with the Company is either involuntarily terminated other than for “cause” or he voluntarily terminates his employment with the Company for “good reason,” then (i) the Company would make a payment to Mr. Weaver equal to 12 months of his base salary plus his full annual bonus opportunity at the time of such termination and (ii) if such termination occurs before the third anniversary of the grant of the CFO RSUs, Mr. Weaver would be entitled to pro rata vesting of the CFO RSUs.
Mr. Weaver has no family relationships with any member of the Company’s Board of Directors or any other executive officer of the Company, and is not a party to any transaction with the Company or any subsidiary of the Company.
On August 1, 2024, the Company issued a press release announcing the appointment of Mr. Weaver, which is filed herewith as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Earnings Release of Life Time Group Holdings, Inc., dated August 1, 2024.
99.2	Press Release of Life Time Group Holdings, Inc., dated August 1, 2024.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Time Group Holdings, Inc.

Date: August 1, 2024	By:	/s/ Erik Weaver
Erik Weaver
Executive Vice President & Chief Financial Officer
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